EQUINOX FRONTIER FUNDS

Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Name Under Which Such
Name	State of Incorporation	Subsidiary Does Business
Frontier Fund Trading Company I LLC	Delaware	Same

Frontier Fund Trading Company II LLC	Delaware	Same

Frontier Fund Trading Company III LLC	Delaware	Same

Frontier Fund Trading Company V LLC	Delaware	Same

Frontier Fund Trading Company VII, LLC	Delaware	Same

Frontier Fund Trading Company IX, LLC	Delaware	Same

Frontier Fund Trading Company XIV, LLC	Delaware	Same

Frontier Fund Trading Company XV, LLC	Delaware	Same

Frontier Fund Trading Company XVII, LLC	Delaware	Same

Frontier Fund Trading Company XVIII, LLC	Delaware	Same

Frontier Fund Trading Company XXI, LLC	Delaware	Same

Frontier Fund Trading Company XXIII, LLC	Delaware	Same

Frontier Fund Trading Company XXXIV, LLC	Delaware	Same

Frontier Fund Trading Company XXXV, LLC	Delaware	Same

Frontier Fund Trading Company XXXVII, LLC	Delaware	Same

Frontier Fund Trading Company XXXVIII, LLC	Delaware	Same

Frontier Fund Trading Company XXXIX, LLC	Delaware	Same